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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of report (date of earliest event reported): June 17, 2003




                             FLEMING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


        OKLAHOMA                       1-8140                               48-0222760
  (State of incorporation      (Commission file number)       (I.R.S. employer identification number)
     or organization)


                   1945 LAKEPOINTE DRIVE
                      LEWISVILLE, TEXAS                                       75057
          (Address of principal executive offices)                          (Zip code)


       Registrant's telephone number, including area code: (972) 906-8000


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On July 8, 2003, Fleming Companies, Inc. (the "Company") issued a press release announcing that it has entered into an asset purchase agreement with C&S Wholesale Grocers, Inc. ("C&S") regarding the sale of the Company's wholesale grocery operations and assets to C&S, other than accounts receivable and certain other excluded assets. The estimated purchase price is expected to be approximately $400 million. There is no material relationship between the Company or any of its affiliates, directors or officers and C&S.

         The consummation of the transaction is subject to certain conditions, including Bankruptcy Court approval and C&S obtaining financing and satisfactorily completing its due diligence. The Company's Core-Mark convenience business is not included in the sale.

         The Company has filed a motion to establish the procedures for the proposed sale with the Bankruptcy Court, which motion seeks approval of the sale process at the Bankruptcy Court hearing scheduled for July 17, 2003. In addition, the sale procedures include the process for other bidders to submit offers to purchase all or part of the Company's grocery wholesale business, which would be due by July 28, with an auction to follow on July 31, 2003. The final sale hearing is expected to be held on August 4, 2003.

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         Effective as of June 17, 2003, Mike Walsh resigned as Executive Vice President, CEO and President, Convenience Distribution and effective as of June 26, 2003, Todd Stevens resigned as Senior Vice President, Convenience Operations of the Company; however, each of Mr. Walsh and Mr. Stevens continues to be employed as an officer for the Company's Core-Mark convenience business.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release dated July 8, 2003, referenced as Exhibit 99.1 below, and the information set forth therein is deemed to have been furnished pursuant to Item 9 hereof and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.

         (c)      EXHIBITS

         EXHIBIT
          NUMBER              DESCRIPTION
          ------              -----------
         10.1           --    Asset Purchase Agreement, dated as of July 7, 2003, among C&S Acquisition LLC,
                              C&S Wholesale Grocers, Inc., Fleming Companies, Inc. and the other entities identified therein.

         99.1           --    Press release dated July 8, 2003.



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ITEM 9.  REGULATION FD DISCLOSURE.

         On July 8, 2003, the Company issued a press release announcing the matters referenced in Item 2 hereof. A copy of such press releases is furnished as an exhibit to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such press release and the information set forth therein is deemed to have been furnished pursuant to this Item 9 and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FLEMING COMPANIES, INC.


Date: July 10, 2003                       By: /s/ REBECCA A. ROOF
                                              ----------------------------------
                                              Rebecca A. Roof
                                              Interim Chief Financial Officer


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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                  DESCRIPTION
------                  -----------
10.1             --     Asset Purchase Agreement, dated as of July 7, 2003, among C&S
                        Acquisition LLC, C&S Wholesale Grocers, Inc., Fleming Companies,
                        Inc. and the other entities identified therein.

99.1             --     Press release dated July 8, 2003.